Consent of Independent Registered Public Accounting Firm

   We have issued our report dated September 21, 2007 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 255 as of May 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP



New York, New York
September 21, 2007